Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 (No. 333-222231) of Nuveen Global Cities REIT, Inc. of our report dated March 26, 2021, relating to the financial statements and financial statement schedule of Nuveen Global Cities REIT, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, NC

March 29, 2021